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                                                                    EXHIBIT 99.2


                          STRATUS SERVICES GROUP, INC.
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

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

         Allowance for Doubtful Accounts

                             Balance at       Charged to                         Deductions        Balance at
                            beginning of       bad debt                        (Write-offs of       end of
                               period           expense         Other (1)        bad debts)         period
September 30:
    2001                   $      255,000   $     $661,000   $       30,000   $    (395,000)    $      551,000
    2000                          703,000               --          142,500        (590,500)           255,000
    1999                           37,000               --          677,000         (11,000)           703,000


         Allowance for Recourse Obligation

                             Balance at       Charged to                         Deductions        Balance at
                            beginning of       bad debt                        (Write-offs of       end of
                               period           expense         Other (1)        bad debts)         period

September 30:
    2001                   $       30,000   $           --   $     (30,000)   $           --    $           --
    2000                           50,000          122,500        (142,500)               --            30,000
    1999                          795,000          595,000      (1,340,000)               --            50,000


         Allowance for Investment in Related Party

                             Balance at       Charged to                         Deductions        Balance at
                            beginning of       bad debt                        (Write-offs of       end of
                               period           expense         Other (1)        bad debts)         period

September 30:
    2001                   $      663,000   $           --   $           --   $    (663,000)    $           --
    2000                          663,000               --               --               --           663,000
    1999                               --               --          663,000               --           663,000

         Valuation Allowance for Deferred Taxes

                             Balance at       Charged to                                           Balance at
                            beginning of       costs and                                            end of
                               period        expenses (2)         Other          Deductions         period

September 30:
    2001                   $      598,000   $    2,316,000   $           --   $           --    $    2,914,000
    2000                        1,158,000        (560,000)               --               --           598,000
    1999                        1,015,000          143,000               --               --         1,158,000
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         (1)  Transfers between valuation accounts.

         (2) Reflects the increase (decrease) in the valuation allowance associated with net operating losses of the Company.